                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                   FORM 8-K/A


                                 Current Report


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                              February 28, 1996
                          ----------------------------
                        (Date of earliest event reported)





                         SINCLAIR BROADCAST GROUP, INC.
             (Exact name of Registrant as specified in its charter)



        Maryland                 33-69482                   52-1494660
(State of incorporation)  (Commission File Number)         (IRS Employer
                                                       Identification Number)



               2000 W. 41st Street, Baltimore, Maryland 21211-1420
               ---------------------------------------------------
               (Address of principal executive offices)(Zip code)




       Registrant's telephone number, including area code: (410) 467-5005
                                                           ---------------

Item 7. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

       The financial statements required by this item are submitted in a separate section beginning on page 1 of this report.


                                                                                 Page
FLINT T.V., INC.
Report of Independent Public Accountants............................................1

Balance Sheets as of December 31, 1995 and December 31, 1994........................2

Statements of Operations for the Years Ended December 31, 1995 and
         December 31, 1994..........................................................3

Statements of Changes in Stockholder's Equity for the Years Ended...................
         December 31, 1995 and December 31, 1994....................................4

Statements of Cash Flows for the Years Ended December 31, 1995
         and December 31, 1994......................................................5

Notes to Financial Statements.......................................................6


(b)      Pro Forma Financial Information

         The pro forma financial information required by this item is submitted on pages 9 through 13 of this report.


(c)      Exhibits

2.01 Asset Purchase Agreement dated as of May 9, 1995 among Flint T.V., Inc. (as seller) and Sinclair Broadcast Group, Inc. (as buyer) (exhibits and schedules have been omitted and the Registrant agrees to furnish copies thereof to the Securities and Exchange Commission upon its request)

2.02 Real Estate Purchase Agreement dated as of February 26, 1995 among Flint T.V., Inc. (as seller) and Sinclair Broadcast Group, Inc. (as buyer) (exhibits and schedules have been omitted and the Registrant agrees to furnish copies thereof to the Securities and Exchange Commission upon its request)

                      PRO FORMA CONSOLIDATED FINANCIAL DATA

The following Pro Forma Consolidated Financial Data includes the unaudited pro forma consolidated balance sheet as of December 31, 1995 (the "Pro Forma Consolidated Balance Sheet") and the unaudited pro forma consolidated statement of operations for the year ended December 31, 1995 (the "Pro Forma Consolidated Statement of Operations"). The unaudited Pro Forma Consolidated Balance Sheet and the unaudited Pro Forma Consolidated Statement of Operations are adjusted to give effect to the consummation of the acquisition of the assets of Flint T.V., Inc. ("Flint") (former owner of WSMH).

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The Pro Forma Consolidated Financial Data should be read in conjunction with the Company's Consolidated Financial Statements and the related notes thereto and the financial statements and related notes thereto of Flint. The unaudited Pro Forma Consolidated Financial Data do not purport to represent what the Company's financial position or results of operations would have been had the above event occurred on the date specified or to project the Company's financial position or results of operations for or at any future period or date.

                                                     PRO FORMA CONSOLIDATED BALANCE SHEET
                                                          AS OF DECEMBER 31, 1995
                                                           (DOLLARS IN THOUSANDS)
                                                                 (UNAUDITED)


                                                                         Consolidated        Flint       Pro Forma
                                                                           Historical       TV, Inc     Adjustments    Pro Forma
                                                                           ----------     -----------    -----------    ---------
                              ASSETS
CURRENT ASSETS:
     Cash, including cash equivalents................................      $ 112,450     $              $ (34,400)(b)   $  78,050
     Accounts receivable, net of allowance for doubtful
        accounts.....................................................         50,022                                       50,022
     Current portion of program contract costs.......................         18,036            378                        18,414
     Deferred barter costs...........................................          1,268                                        1,268
     Prepaid expenses and other current assets.......................          1,972                                        1,972
     Deferred tax asset..............................................          4,565                                        4,565
                                                                         -----------    -----------     ----------    -----------
               Total current assets..................................        188,313            378       (34,400)        154,291
PROPERTY AND EQUIPMENT, net..........................................         42,797          2,276                        45,073
PROGRAM CONTRACT COSTS, less current portion.........................         19,277            744                        20,021
LOANS TO OFFICERS AND AFFILIATES, net................................         11,900                                       11,900
NON-COMPETE AND CONSULTING AGREEMENTS, net...........................         30,379                                       30,379
DEFERRED TAX ASSET...................................................         16,462                                       16,462
OTHER ASSETS.........................................................         27,355                       (1,000)(b)      26,355
ACQUIRED INTANGIBLE BROADCASTING ASSETS, net.........................        268,789         33,905                       302,694
                                                                         ===========    ===========     ==========    ===========
               Total Assets..........................................      $ 605,272    $    37,303    $  (35,400)      $ 607,175
                                                                         ===========    ===========     ==========    ===========

                           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts Payable................................................      $  2,187     $              $                $   2,187
     Income Taxes Payable............................................         3,944                                         3,944
     Accrued Liabilities.............................................        20,720                                        20,720
     Current portion of long-term liabilities-
        Notes payable and commercial bank financing..................         1,133                                         1,133
        Capital leases payable.......................................           524                                           524
        Notes and capital leases payable to affiliates...............         1,867                                         1,867
        Program contracts payable....................................        26,395             848                        27,243
     Deferred barter revenues........................................         1,752                                         1,752
                                                                         -----------    -----------     ----------    -----------
               Total current liabilities.............................        58,522             848              -         59,370
LONG-TERM LIABILITIES
     Notes payable and commercial bank financing.....................       400,644                                       400,644
     Capital leases payable..........................................            44                                            44
     Notes and capital leases payable to affiliates..................        13,959                                        13,959
     Program contracts payable.......................................        30,942           1,055                        31,997
     Other long-term liabilites......................................         2,442                                         2,442
                                                                         -----------    -----------     ----------    -----------
               Total liabilities.....................................       506,553           1,903              -        508,456
                                                                         -----------    -----------     ----------    -----------
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY.........................         2,345               -              -          2,345
                                                                         -----------    -----------     ----------    -----------
COMMITMENTS AND CONTINGENCIES........................................
STOCKHOLDERS' EQUITY.................................................
     Preferred stock, $.01 par value, 5,000,000 shares
        authorized and -0- outstanding...............................             -                                             -
     Class A Common stock, $.01 par value, 35,000,000
        shares authorized and -0- and 5,750,000 shares
        issued and outstanding, respectively.........................            58                                            58
     Class B Common stock, $.01 par value, 35,000,000
        shares authorized and 29,000,000 shares issued
        and outstanding..............................................           290                                           290
     Additional paid-in-capital......................................       116,089                                       116,089
     Accumulated deficit.............................................       (20,063)                                      (20,063)
                                                                         -----------    -----------     ----------    -----------
               Total stockholders' equity............................        96,374              -               -         96,374
                                                                         -----------    -----------     ----------    -----------
               Total Liabilities and Stockholders' Equity............      $605,272     $    1,903     $         -      $ 607,175
                                                                         ===========    ===========     ==========    ===========

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                             (Dollars in thousands)

(a) The Flint TV, Inc. column reflects the assets and liabilities acquired in connection with the purchase of WSMH. Total acquired intangibles are calculated as follows:




      Purchase price ................................... $ 35,400
           Add: Liabilities acquired -
                Current ................................      848
                Long - term ............................    1,055
           Less:Assets acquired
                Current portion of program contracts ...     (378)
                Non-current portion of program contracts     (744)
                Property and equipment .................   (2,276)
                                                         --------
                Acquired intangibles ................... $ 33,905
                                                         ========


(b) In July 1995, the Company exercised its option to purchase WSMH in Flint, Michigan for an option exercise price of $1 million. In February 1996, the Company consummated the acquisition for a purchase price of $35.4 million at which time the balance due of $34.4 million was paid from the Company's existing cash balance.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                                      Consolidated      Flint       Pro Forma
                                                       Historical    TV, Inc.(a)   Adjustments       Pro Forma
                                                       ----------     --------     -----------       ---------
REVENUES:
  Station broadcast revenues, net                      $ 187,934      $ 7,217     $      -            $195,151
  Revenues realized from station barter arrangements      18,200                                        18,200
                                                       ---------      -------     ---------           --------
        Total revenues..........................         206,134        7,217            -             213,351
                                                       ---------      -------     ---------           --------
OPERATING EXPENSES:
  Program and production........................          22,563          511                           23,074
  Selling, general and administrative...........          41,763        2,114                           43,877
  Expenses realized from station barter arrangements      16,120                                        16,120
  Amortization of program contract costs and net
    realizable value adjustments................          29,021          897                           29,918
  Depreciation and amortization of property                5,400           21           171 (b)          5,592
  Amortization of acquired intangible broadcasting
    assets, non-compete and consulting agreements
    and other assets............................          45,989           12           991 (c)         46,992
                                                       ---------      -------     ---------           --------
        Total operating expenses................         160,856        3,555         1,162            165,573
                                                       ---------      -------     ---------           --------
        Broadcast operating income (loss).......          45,278        3,662        (1,162)            47,778
                                                       ---------      -------     ---------           --------

OTHER INCOME (EXPENSE):
  Interest and amortization of debt discount exp        (39,253)                                       (39,253)
  Interest (expense)............................              -             -        (1,924)(d)         (1,924)
  Interest income...............................          3,942            81          (736)(d)          3,287
  Other income..................................            221            41                              262
                                                       ---------      -------     ---------           --------
        Income (loss) before (provision) benefit
            for income taxes and extraordinary items     10,188         3,784        (3,822)            10,150

(PROVISION) BENEFIT FOR INCOME TAXES............         (5,200)       (1,514)        1,529 (e)         (5,185)
                                                       ---------      -------     ---------           --------
        Net income (loss) before extraordinary items      4,988         2,270        (2,293)             4,965

EXTRAORDINARY ITEM:
  Loss on early extinguishment of debt, net of related
    income tax benefit..........................         (4,912)           -             -              (4,912)

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDE       $     76       $ 2,270     $  (2,293)          $     53
                                                       =========      =======     =========           ========
EARNINGS PER COMMON SHARE
        Net income before extraordinary items...       $   0.15                                       $   0.15
        Extraordinary items.....................       $  (0.15)                                      $  (0.15)
                                                       ---------      -------     --------            --------
Net income per common share.....................       $      -                                       $   0.00
                                                       =========      =======     =========           ========

WEIGHTED AVERAGE SHARES OUTSTANDING (in thousand         32,198                                         32,198
                                                       =========      =======     =========           ========

            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                             (Dollars in thousands)

(a) The Flint TV, Inc. column reflects the results of operations for WSMH for the year ended December 31, 1995 as the purchase transaction was consummated in February 1996.




(b) To record depreciation expense related to acquired tangible assets and eliminate depreciation expense recorded by WSMH. Tangible assets are to be depreciated over lives ranging from three to 35 years, calculated as follows:





  Depreciation expense on acquired assets................. $    192

  Less: Depreciation expense recorded by WSMH.............      (21)
                                                           --------

  Pro forma adjustment.................................... $    171
                                                           ========

(c) To record amortization expense related to acquired intangible assets and eliminate amortization expense recorded by WSMH. Intangible assets are to be amortized over lives ranging from 1 to 40 years, calculated as follows:





  FCC license............................................. $    283
  Non-compete agreement...................................       50
  Goodwill................................................      670
                                                           --------
                                                              1,003

  Less: Intangible amortization recorded by WSMH..........      (12)
                                                           --------
  Pro forma adjustment.................................... $    991
                                                           ========


(d) To record interest expense on acquisition financing of $34,400 (in Credit Facility with commercial bank at 8.4% for 8 months), to eliminate interest income on public debt proceeds of $34,400 (with commercial bank at 5.7% for 4 months) and to eliminate interest expense and interest income recorded by WSMH.






                                                          Interest    Interest
                                                          Expense      Income
                                                          -------      ------
  Interest expense and interest income adjustment
  as noted above................................           $1,924    $   (655)

  Less: Interest expense and interest income recorded
  by WSMH.......................................                -         (81)
                                                           ------    --------

  Pro forma adjustment..........................           $1,924    $   (736)
                                                           ======    ========


(e) To record tax benefit of pro forma adjustments at applicable statutory rates.

Depreciation Adjustment
                         Useful life    Value     Depr. Exp

Land                          -         334,800        -
Land improvements             -          24,481        -
Buildings                     29.5      742,218     25,160
Tower and transmitter          7.0      629,087     89,870
Tools and equipment            7.0      351,781     50,254
Auto's                         5.0       10,925      2,185
Furniture and fixtures         7.0      154,372     22,053
Leasehold improvements        15.0       27,606      1,840

                          s/b                      191,362

                          was                       20,600

                          adj                      170,762


Amortization Adjustment
FCC license                   25.0    7,057,000    282,280
Goodwill                      40.0   26,798,000    669,950       33,905,000
Non-compete

                           s/b                   1,002,230

                           was                      11,500

                           adj                     990,730


Interest Income and Expense Adjustment

                                         Rate
Interest Income          34,400,000     0.057         0.33          655,391
Interest Expense         34,400,000     0.084         0.67        1,923,761

                         Amount          Rate

Chase                    91,690,000     5.59%     5,125,471
Ford                     32,568,852     5.84%     1,902,012
Int'l Lease              24,739,667     5.68%     1,405,213
Pfizer                   35,260,333     5.68%     2,002,787
Yamaha                   29,433,643     5.92%     1,742,472
Nations                  25,000,000     5.82%     1,455,000

                        238,692,495              13,632,964           5.71%

                 SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS



                                                                                                       Page
                                                                                                       ----


SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES

    Report of Independent Public Accountants.........................................................   F-2

    Consolidated Balance Sheets as of December 31, 1994 and 1995.................................. ..   F-3

    Consolidated Statements of Operations for the Years Ended December 31, 1993, 1994 and 1995.......   F-4

    Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 1993 1994 and
      1995............................................................................................  F-5

    Consolidated Statements of Cash Flows for the Years Ended December 31, 1993,  1994 and 1995.......  F-6, F-7

    Notes to Consolidated Financial Statements........................................................  F-8


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholders of
Sinclair Broadcast Group, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheets of Sinclair Broadcast Group, Inc. (a Maryland corporation) and Subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sinclair Broadcast Group, Inc. and Subsidiaries, as of December 31, 1994 and 1995, and the results of their operations and their cash flows for the years ended December 31, 1993, 1994, and 1995, in conformity with generally accepted accounting principles.



                                                            ARTHUR ANDERSEN LLP


Baltimore, Maryland,
    February 27, 1996

                 SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                                                   As of December 31,
                                                                                         --------------------------------
                                                                                              1994              1995
                                                                                         --------------    --------------
                                 ASSETS
CURRENT ASSETS:
    Cash, including cash equivalents of $10 and $108,720, respectively.............      $        2,446    $      112,450
    Accounts receivable, net of allowance for doubtful accounts of $855 and
        $1,066, respectively.......................................................              39,773            50,022
    Current portion of program contract costs......................................              14,615            18,036
    Deferred barter costs..........................................................                 483             1,268
    Prepaid expenses and other current assets......................................               7,714             1,972
    Deferred tax asset ............................................................               4,424             4,565
                                                                                         --------------    --------------
           Total current assets....................................................              69,455           188,313
PROPERTY AND EQUIPMENT, net........................................................              41,183            42,797
PROGRAM CONTRACT COSTS, less current portion.......................................              17,096            19,277
LOANS TO OFFICERS AND AFFILIATES, net of deferred gain of $521 and $-0-,respectively
                                                                                                 12,691            11,900
NON-COMPETE AND CONSULTING AGREEMENTS, net of accumulated
    amortization of $12,429 and $34,000, respectively..............................              50,888            30,379
DEFERRED TAX ASSET                                                                                8,114            16,462
OTHER ASSETS                                                                                     18,784            27,355
ACQUIRED INTANGIBLE BROADCASTING ASSETS, net of accumulated
    amortization of $27,799 and $49,746, respectively..............................             181,117           268,789
                                                                                         --------------    --------------
           Total Assets............................................................      $      399,328    $      605,272
                                                                                         ==============    ==============
                         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable...............................................................      $        3,327    $        2,187
    Income taxes payable...........................................................               6,371             3,944
    Accrued liabilities............................................................              11,887            20,720
    Current portion of long-term liabilities-
        Notes payable and commercial bank financing................................              25,467             1,133
        Capital leases payable.....................................................                 491               524
        Notes and capital leases payable to affiliates.............................               1,670             1,867
        Program contracts payable..................................................              20,113            26,395
    Deferred barter revenues.......................................................                 737             1,752
                                                                                         --------------    --------------
           Total current liabilities...............................................              70,063            58,522
LONG-TERM LIABILITIES:
    Notes payable and commercial bank financing....................................             302,242           400,644
    Capital leases payable.........................................................                 573                44
    Notes and capital leases payable to affiliates.................................              15,827            13,959
    Program contracts payable......................................................              21,838            30,942
    Other long-term liabilities....................................................                 125             2,442
                                                                                         --------------    --------------
           Total liabilities.......................................................             410,668           506,553
                                                                                         --------------    --------------
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY.......................................               2,383             2,345
                                                                                         --------------    --------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
    Preferred stock, $.01 par value, 5,000,000 shares authorized and
        -0- outstanding............................................................                  -                 -
    Class A Common stock, $.01 par value, 35,000,000 shares authorized
        and -0- and 5,750,000 shares issued and outstanding, respectively..........                  -                 58
    Class B Common stock, $.01 par value, 35,000,000 shares authorized
        and 29,000,000 shares issued and outstanding...............................                 290               290
    Additional paid-in capital.....................................................               4,774           116,089
    Accumulated deficit............................................................             (18,787)          (20,063)
                                                                                         --------------    --------------
           Total stockholders' equity (deficit)....................................             (13,723)           96,374
                                                                                         --------------    --------------
           Total Liabilities and Stockholders' Equity..............................      $      399,328    $      605,272
                                                                                         ==============    ==============

              The accompanying notes are an integral part of these
                          consolidated balance sheets.

                 SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                                 (in thousands)



                                                                                    1993           1994            1995
                                                                             -------------  -------------   ------------

REVENUES:
    Station broadcast revenues, net of agency commissions of
        $12,547, $21,235 and $31,797, respectively......................     $      69,532  $     118,611   $     187,934
    Revenues realized from station barter arrangements..................             6,892         10,743          18,200
                                                                             -------------  -------------   -------------
           Total revenues...............................................            76,424        129,354         206,134
                                                                             -------------  -------------   -------------
OPERATING EXPENSES:
    Program and production..............................................            10,941         15,760          22,563
    Selling, general and administrative.................................            15,724         25,578          41,763
    Expenses realized from station barter arrangements..................             5,630          9,207          16,120
    Amortization of program contract costs and net
        realizable value adjustments....................................             9,448         22,360          29,021
    Depreciation and amortization of property and equipment                          2,558          3,841           5,400
    Amortization of acquired intangible broadcasting assets,
        non-compete and consulting agreements and other assets..........            10,480         29,386          45,989
    Special bonuses to executive officers...............................            10,000          3,638              -
                                                                             -------------  -------------   -------------
           Total operating expenses.....................................            64,781        109,770         160,856
                                                                             -------------  -------------   -------------
           Broadcast operating income...................................            11,643         19,584          45,278
                                                                             -------------  -------------   -------------

OTHER INCOME (EXPENSE):
    Interest and amortization of debt discount expenses.................           (12,852)       (25,418)        (39,253)
    Interest income.....................................................             1,220          2,033           3,942
    Other income                                                                       911            414             221
                                                                             -------------  -------------   -------------
           Income (loss) before benefit (provision) for income
               taxes and extraordinary items............................               922         (3,387)         10,188

BENEFIT (PROVISION) FOR INCOME TAXES (Note 8)...........................              (960)           647          (5,200)
                                                                             -------------  -------------   -------------
           Net income (loss) before extraordinary items.................               (38)        (2,740)          4,988

EXTRAORDINARY ITEMS:
    Loss on early extinguishment of debt, net of related income tax
        benefit of $2,900, $-0- and $3,357, respectively................            (9,164)            -           (4,912)
    Gain on purchase of warrants........................................             1,257             -               -
                                                                             -------------  -------------   -------------
NET INCOME (LOSS) AVAILABLE TO COMMON
    SHAREHOLDERS........................................................     $      (7,945) $      (2,740)  $          76
                                                                             =============  =============   =============

EARNINGS (LOSS) PER COMMON SHARE

           Net income (loss) before extraordinary items.................     $          -   $        (.09)  $         .15

           Extraordinary items                                                       (.27)           -               (.15)
                                                                             -------------  -------------   -------------

Net income (loss) per common share                                           $       (.27)  $        (.09)  $          -
                                                                             =============  =============   =============

WEIGHTED AVERAGE SHARES OUTSTANDING (in thousands)......................           29,000         29,000          32,198
                                                                             =============  =============   =============

                   The accompanying notes are an integral part
                       of these consolidated statements.

                 SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                                 (in thousands)


                                                                                                  Retained
                                                        Class A      Class B     Additional       Earnings           Total
                                          Preferred     Common       Common        Paid-In      (Accumulated     Stockholders'
                                            Stock        Stock        Stock        Capital        Deficit)          Equity
                                            -----        -----        -----        -------       ---------          -------


BALANCE, December 31, 1992,
    as previously reported..........    $       -    $       -    $      290   $      4,576    $    (8,631)     $    (3,765)

    Adjustments for KCI
        pooling of interests........            -            -            -             109            529              638
                                            -----        -----        ------       --------      ---------          -------
BALANCE, December 31, 1992,
    as restated.....................            -            -           290          4,685         (8,102)          (3,127)

    Realization of deferred gain....            -            -            -              48             -                48

    Net loss........................            -            -            -              -          (7,945)          (7,945)
                                            -----        -----        ------       --------      ---------          -------
BALANCE, December 31, 1993..........            -            -           290          4,733        (16,047)         (11,024)

    Realization of deferred gain....            -            -            -              41             -                41

    Net loss........................            -            -            -              -          (2,740)          (2,740)
                                            -----        -----        ------       --------      ---------          -------
BALANCE, December 31, 1994..........            -            -           290          4,774        (18,787)         (13,723)

    Issuance of common shares,
        net of related expenses of
        $9,288......................            -            58           -         111,403             -           111,461

    Non-cash distribution prior
        to KCI merger...............            -            -            -            (109)        (1,352)          (1,461)

    Realization of deferred gain....            -            -            -              21             -                21

    Net income......................            -            -            -              -              76               76
                                            -----        -----        ------       --------      ---------          -------
BALANCE, December 31, 1995..........    $       -    $       58   $      290   $    116,089    $   (20,063)     $    96,374
                                            =====        =====        ======       ========      =========          =======


                   The accompanying notes are an integral part
                       of these consolidated statements.

                 SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                                 (in thousands)

                                                                                  1993           1994            1995
                                                                                ---------      --------        --------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)...................................................     $     (7,945)  $     (2,740)   $         76
    Adjustments to reconcile net income (loss)  to net cash flows from operating activities-
        Extraordinary loss..............................................           12,064             -            8,269
        (Gain) loss on sales of assets..................................              115             -             (221)
        Depreciation and amortization of property and equipment.........            2,558          3,841           5,400
        Amortization of acquired intangible broadcasting assets,
           non-compete and consulting agreements and other
           assets ......................................................           10,480         29,386          45,989
        Amortization of program contract costs and net realizable
           value adjustments............................................            9,448         22,360          29,021
        Deferred tax benefit............................................           (5,050)        (9,177)         (5,089)
        Realization of deferred gain....................................             (171)          (152)            (42)
        Amortization of debt discount...................................            1,883             -               -
        Payments of costs related to financing..........................           (5,136)        (7,083)         (3,200)
        Gain on life insurance proceeds.................................             (844)            -               -
        Gain on repurchase of warrants..................................           (1,257)            -               -
    Changes in assets and liabilities, net of effects of acquisitions and dispositions-
        Increase in receivables, net....................................             (553)       (20,111)        (12,245)
        Decrease in refundable income taxes.............................            1,415            385              -
        Decrease (increase) in prepaid expenses and other
           current assets...............................................              803         (1,057)           (273)
        (Increase) decrease in other assets and acquired
           intangible broadcasting assets...............................           (1,226)           910             (77)
        Increase in accounts payable and accrued liabilities............            2,516          6,556           7,274
        Increase (decrease) in income taxes payable.....................              704          5,481          (2,427)
        Net effect of change in deferred barter revenues
           and deferred barter costs....................................              149            103             230
        Decrease in minority interest...................................               -              -              (38)
    Payments on program contracts payable...............................           (8,723)       (14,262)        (19,938)
    Payments for consulting agreements..................................               -            (742)             -
                                                                                ---------      ---------       ---------
           Net cash flows from operating activities.....................     $     11,230   $     13,698    $     52,709
                                                                                ---------      ---------       ---------

                   The accompanying notes are an integral part
                        of these consolidated statements.

                 SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                                 (in thousands)

                                                                                  1993           1994            1995
                                                                                  ----           ----            ----

           Net cash flows from operating activities......................    $     11,230   $     13,698    $     52,709
                                                                                ---------      ---------       ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Acquisition of property and equipment................................            (528)        (2,352)         (1,702)
    Payments for acquisition of television stations......................              -        (160,795)       (101,000)
    Prepaid local marketing agreement fee................................              -          (1,500)             -
    Payments for acquisition of non-license assets.......................              -              -          (14,283)
    Payments for purchase of investments.................................              -            (502)             -
    Payment for WSTR subordinated note...................................              -          (4,800)             -
    Payments for consulting and non-compete agreements...................              -         (59,970)         (1,000)
    Payments for purchase options .......................................              -         (17,500)         (9,000)
    Payment to exercise purchase option..................................              -              -           (1,000)
    Distribution received from investment in joint venture...............              -              -              240
    Proceeds from disposal of property and equipment.....................             398             -            3,330
    Proceeds from assignment of license purchase options.................              -              -            4,200
    Payment for WPTT subordinated convertible
        debenture                                                                      -              -           (1,000)
    Loans to officers and affiliates.....................................            (244)           (50)           (205)
    Repayments of loans to officers and affiliates.......................             943            386           2,177
    Proceeds from life insurance benefits................................           1,075             -               -
    Payments for organization of new subsidiaries........................            (123)          (198)             -
    Fees paid relating to subsequent acquisitions........................              -          (2,500)             -
                                                                                ---------      ---------       ---------
           Net cash flows from (used in) investing activities............           1,521       (249,781)       (119,243)
                                                                                ---------      ---------       ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from notes payable and commercial bank
        financing........................................................         225,000        224,985         138,000
    Repayments of notes payable, commercial bank
        financing and capital leases.....................................        (110,806)      (102,069)       (362,928)
    Payments of costs related to debt offering...........................              -              -             (824)
    Payments for interest rate derivative agreements.....................              -          (1,137)             -
    Cash placed in escrow................................................        (100,000)            -               -
    Release of cash in escrow............................................              -         100,000              -
    Purchase of warrants.................................................         (10,350)            -               -
    Proceeds from debt offering, net of $6,000 underwriters'
        discount.........................................................              -              -          294,000
    Repayments of notes and capital leases to affiliates.................            (382)        (1,286)         (3,171)
    Net proceeds from issuance of common shares..........................              -              -          111,461
                                                                                ---------      ---------       ---------
           Net cash flows from financing activities......................           3,462        220,493         176,538
                                                                                ---------      ---------       ---------
NET INCREASE (DECREASE) IN CASH AND CASH
    EQUIVALENTS                                                                    16,213        (15,590)        110,004
CASH AND CASH EQUIVALENTS, beginning of period                                      1,823         18,036           2,446
                                                                                ---------      ---------       ---------
CASH AND CASH EQUIVALENTS, end of period.................................    $     18,036   $      2,446    $    112,450
                                                                                =========      =========       =========
SUPPLEMENTAL DISCLOSURES:
    Interest paid........................................................    $      9,460   $     27,102    $     24,770
                                                                                =========      =========       =========
    Income taxes paid....................................................    $        527   $      4,921    $      7,941
                                                                                =========      =========       =========

                   The accompanying notes are an integral part
                        of these consolidated statements.

                 SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES
                 -----------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                        DECEMBER 31, 1993, 1994 AND 1995
                        --------------------------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     -------------------------------------------

      Basis of Presentation
      ---------------------

The accompanying consolidated financial statements include the accounts of Sinclair Broadcast Group, Inc. (SBG), Chesapeake Television, Inc. (WBFF), WPGH, Inc. (WPGH), WTTE Channel 28, Inc. (WTTE), WCGV, Inc. (WCGV), WTTO, Inc. (WTTO), WLFL, Inc. (WLFL), WTVZ, Inc. (WTVZ) and all other subsidiaries. The companies mentioned above, which are collectively referred to hereafter as "the Company or Companies", own and operate television stations in Baltimore, Maryland, Pittsburgh, Pennsylvania, Columbus, Ohio, Milwaukee, Wisconsin, Birmingham, Alabama, Raleigh/Durham, North Carolina and Norfolk, Virginia. Additionally, included in the accompanying consolidated financial statements are the results of operations of certain television stations pursuant to local marketing agreements (LMA's). These markets are Pittsburgh, Pennsylvania, Baltimore, Maryland, Milwaukee, Wisconsin, Raleigh/Durham, North Carolina, Birmingham, Alabama and Tuscaloosa, Alabama.

      Principles of Consolidation
      ---------------------------

The consolidated financial statements include the accounts of the Company and all its wholly-owned and majority-owned subsidiaries. Minority interest represents a minority owner's proportionate share of the equity in one of the Company's subsidiaries. In addition, the Company uses the equity method of accounting for 20% to 50% ownership investments. All significant intercompany transactions and account balances have been eliminated.

      Use of Estimates
      ----------------

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses in the financial statements and in the disclosures of contingent assets and liabilities. While actual results could differ from those estimates, management believes that actual results will not be materially different from amounts provided in the accompanying consolidated financial statements.

      Cash Equivalents
      ----------------

Cash equivalents are stated at cost plus accrued interest, which approximates fair value. Cash equivalents are highly liquid investment grade debt instruments with an original maturity of three months or less and consist of time deposits with a number of consumer banks with high credit ratings.

      Programming
      -----------

The Companies have agreements with distributors for the rights to television programming over contract periods which generally run from one to seven years. Contract payments are made in installments over terms that are generally shorter than the contract period. Each contract is recorded as a liability when the license period begins and the program is available for its first showing. The portion of the program contracts payable within one year is reflected as a current liability in the accompanying consolidated balance sheets.

The rights to program materials are reflected in the accompanying consolidated balance sheets at the lower of unamortized cost or estimated net realizable value. Estimated net realizable values are based upon management's expectation of future advertising revenues net of sales commissions to be generated by the program material. Amortization of program contract costs is generally computed under either a four year accelerated method or based on usage, whichever yields the greater amortization for each program. Program contract costs, estimated by management to be amortized in the succeeding year, are classified as current assets.

WPGH, WBFF, WTTE, WLFL, WTVZ and WTTO are affiliated with the Fox Broadcasting Company (Fox). Under the affiliation agreements, WPGH, WBFF, WTTE, WLFL, WTVZ and WTTO are committed to make available certain time periods for Fox programming through October 15, 1998, in exchange for advertising air time and other defined compensation. WTTO will not renew its Fox affiliation after October 1996. WLFL and WTVZ have been given notice that subsequent renewal of the Fox affiliation will not be offered. Accordingly, the Fox affiliation value is being amortized through the termination dates of the respective agreements. In 1993, 1994 and 1995, the Company generated revenues of $14.2 million, $22.8 million and $32.3 million related to Fox affiliation programming, respectively. The increase in Fox affiliation revenues is primarily due to the acquisitions of Fox affiliated stations in 1994 and 1995.

During 1994, WCGV, WNUV, WTTE and WRDC entered into affiliation agreements with the United Paramount Network (UPN). UPN provides affiliated stations with programming in return for the stations broadcasting UPN-inserted commercials during the programs. UPN began broadcasting on its affiliated stations in January 1995. The initial term of the affiliation agreements is for three years. In 1995, the Company generated revenues of $4.4 million related to UPN programming.

      Barter Arrangements
      -------------------

The Company broadcasts certain customers' advertising in exchange for equipment, merchandise and services. The estimated fair value of the equipment, merchandise or services received is recorded as deferred barter costs and the corresponding obligation to broadcast advertising is recorded as deferred barter revenues. The deferred barter costs are expensed or capitalized as they are used, consumed or received. Deferred barter revenues are recognized as the related advertising is aired.

Certain program contracts provide for the exchange of advertising air time in lieu of cash payments for the rights to such programming. These contracts are recorded as the programs are aired at the estimated fair value of the advertising air time given in exchange for the program rights. Network programming such as Fox and UPN are excluded from these calculations.

      Other Assets
      ------------

Other assets as of December 31, 1994 and 1995 consist of the following (in thousands):

                                                                                 1994             1995
                                                                                 ----             ----

          Unamortized debt acquisition costs.....................       $        8,776   $        9,049
          Investment in limited partnership......................                2,505            2,435
          WSTR note..............................................                4,578            4,775
          WSMH purchase option...................................                   -             1,000
          KSMO and WSTR purchase options.........................                   -             9,000
          Fees paid in connection with subsequent acquisitions...                2,500               -
          Other..................................................                  425            1,096
                                                                        --------------         --------

                                                                        $       18,784   $       27,355
                                                                        ==============    =============

      Non-Compete and Consulting Agreements
      -------------------------------------

The Company has entered into non-compete and consulting agreements with various parties. These agreements range from two to three years. Amounts paid under these agreements are amortized over the life of the agreement.

      Acquired Intangible Broadcasting Assets
      ---------------------------------------

Acquired intangible broadcasting assets are being amortized over periods of 1 to 40 years. These amounts result from the acquisition of minority interests in 1986 and stock redemptions in 1988 and 1990, as well as the acquisitions of WPGH, WCGV, WTTO, WLFL and WTVZ and the acquisition of the non-license assets of WNUV, WVTV, WRDC, WABM and WDBB (see Note 14). The weighted average life of the related assets which include goodwill, FCC licenses, decaying advertising base, Fox affiliation agreements and other intangible assets is approximately twenty-three years. The Company monitors the individual financial performance of each of the stations and continually evaluates the realizability of goodwill and the existence of any impairment to its recoverability based on the projected future net income of the respective stations.

Intangible assets, at cost, as of December 31, 1994 and 1995, consist of the following (in thousands):

                                                                 Amortization
                                                                   Period            1994              1995
                                                                   ------            ----              ----

          Goodwill                                                    40 years  $       67,005    $      109,772
          Intangibles related to LMAs...................              15 years          91,178           103,437
          Decaying advertiser base......................          1 - 15 years          21,316            38,424
          FCC Licenses..................................              25 years          18,768            44,564
          Fox network affiliations......................          1 - 25 years           8,482            17,482
          Other   ......................................          1 - 40 years           2,167             4,856
                                                                                    ----------      ------------

                                                                                       208,916           318,535

          Less-  Accumulated amortization...............                               (27,799)          (49,746)
                                                                                     ----------      ------------
                                                                                $      181,117    $      268,789
                                                                                     ==========      ============

      Accrued Liabilities
      -------------------

Accrued liabilities consist of the following as of December 31, 1994 and 1995 (in thousands):

                                                                             1994             1995
                                                                          ----------        ---------

          Payroll ...............................................       $        1,572   $          673
          Bonuses ...............................................                4,208            2,273
          Interest...............................................                1,030           11,104
          Other..................................................                5,077            6,670
                                                                          ------------     ------------
                                                                        $       11,887   $       20,720
                                                                          ============     ============


      Bonuses Declared
      ----------------

In September 1993, the Company paid special bonuses to executive officers totaling $10.0 million relating to their service to the Company in previous years. As of December 31, 1994, the Company had declared but not paid special bonuses to executive officers totaling $3.6 million. These bonuses were paid in 1995. These bonuses relate to the value brought to the Company by the executive officers in coordinating the integration of the 1994 acquisitions and improving the operations and financial results of the acquired companies during 1994. For the year ended December 31, 1995, special bonuses to executive officers were not declared.

      Non-Cash Transactions
      ---------------------

During 1993, 1994 and 1995 the Company entered into the following non-cash transactions (in thousands):


                                                                    1993           1994            1995
                                                                 ----------    -----------     -----------
o    Purchase accounting adjustments related to deferred
     taxes (Note 8).......................................     $         -    $         -     $      3,400
                                                                 ==========    ===========     ===========
o    Program contract costs acquired/obligations assumed..
                                                               $      3,602   $     20,750    $     26,918
                                                                 ==========    ===========     ===========

o    Distribution prior to KCI merger (Note 14)...........     $         -    $         -     $      1,461
                                                                 ==========    ===========     ===========

o    Acceptance of a note from a related party in exchange
     for  assignment of an  existing note (Note 9)........     $      6,559   $         -     $         -
                                                                 ==========    ===========     ===========

o    Acceptance of note from a related party in exchange for
     certain property (Note 9)............................     $      2,100   $         -     $         -
                                                                 ==========    ===========     ===========

o    Capital leases entered into with related parties (Note
     5)...................................................     $      2,882   $         -     $         -
                                                                 ==========    ===========     ===========

o    Deferred financing fees to be refunded by underwriters
     (Note 4).............................................     $      1,000   $         -     $         -
                                                                 ==========    ===========     ===========

     Local Marketing Agreements
     --------------------------

The Company has entered into Local Marketing Agreements (LMA's) with the licensees of WPTT, WNUV, WVTV, WRDC, WABM and WDBB. The Company makes specified periodic payments to the owner-operator in exchange for the grant to the Company of the right to program and sell advertising on substantially all of the station's inventory of broadcast time. The expenses associated with the sale of advertising and depreciation and amortization related to the acquired assets are included in the consolidated statements of operations in their respective expense categories. The holder of the FCC license, the owner-operator, retains full control and responsibility for the operation of the station, including control over all programming broadcast on the station. In the case of WNUV, WVTV, WRDC and WABM, the Company initially (i) acquired the property and equipment, programming contracts, advertiser subscription lists, and similar assets (the "Non-License Assets") and (ii) obtained an option to acquire the station assets essential for broadcasting a television signal in compliance with regulatory guidelines, generally consisting of the FCC license, transmitter, transmission lines, on air operating equipment, call letters and trademarks (the "License Assets"). Following acquisition of the Non-License Assets, the License Assets continue to be owned by the owner-operator and holder of the FCC license which entered into an LMA with the Company. These options were subsequently assigned to Glencairn (see Note 9). Included in the accompanying consolidated statements of operations for the years ended December 31, 1993, 1994 and 1995, are total revenues of $4,110,000, $24,997,000 and $49,469,000 respectively, that relate to LMA's.

      Reclassifications
      -----------------

Certain   reclassifications  have  been  made  to  the  prior  years'  financial statements to conform with the current year presentation.

2.   PROPERTY AND EQUIPMENT:
     ----------------------

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed under the straight-line method over the following estimated useful lives:


           Buildings and improvements...............................................          10 - 35 years
           Station equipment........................................................           5 - 10 years
           Office furniture and equipment...........................................           5 - 10 years
           Leasehold improvements...................................................          10 - 31 years
           Automotive equipment.....................................................           3 -  5 years
           Property and equipment and autos under capital leases....................          Shorter of 10 years
                                                                                              or the lease term

Property and equipment consisted of the following as of December 31, 1994 and 1995 (in thousands):

                                                        1994              1995
                                                    ---------        ----------

  Land and improvements.........................   $    1,503    $        1,768
  Buildings and improvements....................       10,688            10,743
  Station equipment.............................       29,210            33,423
  Office furniture and equipment................        2,739             3,451
  Leasehold improvements........................        2,238             2,564
  Automotive equipment..........................          584               603
  Property, equipment and autos under
    capital leases..............................       10,372            10,372
                                                    ---------        ----------
                                                       57,334            62,924
  Less-  Accumulated depreciation and
    amortization................................      (16,151)          (20,127)
                                                    ---------        ----------
                                                  $    41,183    $       42,797
                                                    =========        ==========

3.   INTEREST RATE DERIVATIVE AGREEMENTS:
     ------------------------------------

The Company entered into interest rate derivative agreements to reduce the impact of changing interest rates on its floating rate debt, primarily relating to the Bank Credit Agreement (see Note 4). In August 1995, the Company repaid the outstanding indebtedness relating to the Bank Credit Agreement with proceeds from the Public Debt Offering (see Note 4); however, derivative instruments relating to the Bank Credit Agreement remain in place at December 31, 1995. The Bank facilities are currently available and expected to be utilized during 1996. The Company does not enter into interest rate derivative agreements for speculative trading purposes.

At December 31, 1995, the Company had four interest rate swap agreements with commercial banks which expire from March 31, 1997 to March 31, 2000. The swap agreements set rates in the range of 5.85% to 7.25%. The notional amounts related to these agreements were $160.0 million at December 31, 1995 and decrease to $50.0 million through the expiration dates. The Company has no intentions of terminating these instruments prior to their expiration dates.

The floating interest rates are based upon the three month London Interbank Offering Rate (LIBOR) rate, and the measurement and settlement is performed quarterly. Settlements of these agreements are recorded as adjustments to interest expense in the relevant periods. Premiums paid under these agreements were approximately $1.1 million and are amortized over the life of the agreements. The counter parties to these agreements are major national financial institutions. The Company estimates the aggregate cost to retire these instruments at December 31, 1995, to be $2.6 million.

4.   NOTES PAYABLE AND COMMERCIAL BANK FINANCING:
     -------------------------------------------

      Public Debt Offering
      --------------------

In August 1995, the Company consummated the sale of $300.0 million of 10% Senior Subordinated Notes (the "Notes"), due 2005, generating net proceeds to the Company of $293.2 million. The net proceeds of this offering were utilized to repay outstanding indebtedness under the Bank Credit Agreement of $201.8 million with the remainder being retained for general corporate purposes, including future acquisitions.

In conjunction with the repayment of outstanding indebtedness under the Bank Credit Agreement, the Company recorded an extraordinary loss of $4.9 million net of a tax benefit of $3.4 million. This extraordinary loss consisted of the recognition of unamortized debt acquisition costs.

Interest on the Notes is payable semiannually on March 30 and September 30 of each year, commencing March 30, 1996. Interest expense for the year ended December 31, 1995, was $10.4 million. The notes are issued under an indenture among SBG, its subsidiaries (the guarantors) and the trustee. Costs associated with the offering totaled $6.8 million, including an underwriting discount of $6.0 million and are being amortized over the life of the debt.

The Company has the option to redeem the notes at any time on or after September 30, 2000. Redemption prices are as follows:


                                                      Redemption Price
         Redemption Date                       (as a % of principal amount)
         ---------------                       ----------------------------

 On or after September 30, 2000                         105%
                           2001                         103%
                           2002                         102%

Furthermore, at any time on or prior to September 30, 1998, the Company may redeem up to 25% of the original principal amount of the Notes with the net proceeds of a public equity offering at 110% of the principal amount. The Notes also may be redeemed by the holder at 101% of the principal amount upon occurrence of a change of control, as defined in the Indenture.

Based upon the quoted market price, the fair value of the Notes as of December 31, 1995 is $306,750.

Under the terms of the Indenture, the Notes are guaranteed by the Company and substantially each of its subsidiaries (the guarantors). The guarantors are wholly-owned, any non-guarantors are inconsequential to the consolidated financial statements and the guarantees are full, unconditional, and joint and several.

      Bank Credit Agreement
      ---------------------

In connection with the 1994 Acquisitions (see Note 14), the Company entered into a Bank Credit Agreement. The Bank Credit Agreement consisted of three classes:
Facility A Revolving Credit and Term Loan, Facility B Credit Loan and Facility C Term Loan. In August 1995, the Company utilized the net proceeds from the Public Debt Offering mentioned above to repay amounts outstanding under the Bank Credit Agreement.

The Facility A Revolving Credit and Term Loan consists of a Revolving Credit Facility in a principal amount not to exceed $225.0 million. As of December 31, 1994, the Company had drawn $224.0 million and had a $1.0 million letter of credit against the facility. Upon consummation of the Public Debt Offering mentioned above, the Company utilized net proceeds to repay Facility A outstanding indebtedness under Facility A of $78.0 million. The Company has no indebtedness under Facility A of the Bank Credit Agreement as of December 31, 1995.

Under Facility B, the Bank Credit Agreement provides that the banks may, but are not obligated to, loan the Company up to an additional $25.0 million at any time prior to June 30, 2000. This additional loan, if agreed to by the agent and one or more of the banks under the Bank Credit Agreement, would consist of up to a $25.0 million revolving credit facility. The Company has no indebtedness under Facility B of the Bank Credit Agreement as of December 31, 1995.

The Facility C Term Loan was a term loan for a maximum of $125.0 million and was scheduled to be paid in quarterly installments beginning March 31, 1995 through June 28, 2002. The Company did not draw any funds under this loan during 1994. In January 1995, the Company incurred debt of approximately $109.0 million under this facility in connection with the 1994 Acquisitions (see Note 14) and incurred the balance of $16.0 million to repay the Facility A by an equivalent amount. In conjunction with the Company's Public Debt Offering mentioned above, the Company utilized net proceeds to repay Facility C indebtedness of $123.8 million. The Company has no indebtedness under Facility C of the Bank Credit Agreement as of December 31, 1995.

Under the Bank Credit Agreement, the Company had the option to maintain domestic and Eurodollar loans. Interest on borrowings under this agreement were at varying rates based, at the Company's option, on the federal funds rate, the banks' prime rate or the LIBOR, plus a fixed percent, and are adjusted based upon the ratio of total debt to broadcast operating cash flow. The weighted average interest rates during 1994 and as of December 31, 1994 were 7.48% and 8.56%, respectively, and during 1995 while amounts were outstanding and as of August 28, 1995, when outstanding indebtedness relating to Bank Credit Agreement were repaid, were 8.44% and 7.63%, respectively. Interest expense relating to the Bank Credit Agreement was $9.4 million and $15.6 million for the years ended December 31, 1994 and 1995, respectively. Additionally, commitment fees of 1/2% are payable quarterly.

      Senior Subordinated Notes
      -------------------------

In December 1993, the Company raised $200.0 million through the issuance of 10% senior subordinated notes (the Notes), due 2003. Subsequently, the Company determined that a redemption of $100.0 million was required as the acquisition of WCGV and WTTO and the asset purchase of WNUV and WVTV (see Note 14) could not be completed as defined in the Indenture. This redemption and a refund of $1.0 million of fees from the underwriters took place in the first quarter of 1994. The remaining portion of the proceeds of the Notes was used to repay a secured debt facility and for general corporate purposes. As of December 31, 1994 and 1995, $100.0 million is outstanding related to these notes.

The Company recognized an extraordinary loss on the planned redemption of the senior subordinated notes of $1.1 million in 1993, which represented the direct financing costs of the debt redeemed, less the refund received. In connection with the repayment of the secured debt facility, the Company recognized an extraordinary loss of $11.0 million in 1993. This loss consisted of the recognition of unamortized debt discount of $7.0 million and the write-off of deferred debt issuance costs of $4.0 million. The total extraordinary losses of $12.0 million are recorded, net of $2.9 million in income tax benefits, as loss on early extinguishment of debt in the 1993 financial statements.

Interest on the Notes is payable semiannually on June 15 and December 15 of each year. Interest expense for the years ended December 31, 1993, 1994 and 1995, was $1.2 million, $12.6 million and $10.1 million, respectively. The Notes are issued under an Indenture among SBG, its subsidiaries (the guarantors) and the trustee. Costs associated with the offering totaled $5.1 million, including underwriting discount of $4.0 million. These costs, less the $1.0 million refund related to the redemption, were capitalized and are being amortized over the life of the debt.

The Company has the option to redeem the Notes any time after December 15, 1998. Redemption prices are as follows:

                                                     Redemption Price
           Redemption Date                     (as a % of principal amount)
           ---------------                     ----------------------------

 On or after December 15, 1998                          105%
                          1999                          104%
                          2000                          103%
                          2001                          100%

Furthermore, at any time on or prior to December 15, 1996, the Company may redeem up to 25% of the original principal amount of the Notes with the net proceeds of a public equity offering at 109% of the principal amount. The Notes also may be redeemed by the holder at 101% of the principal amount upon occurrence of a change of control, as defined in the Indenture.

Based upon the quoted market price, the fair value of the Notes as of December 31, 1995, is $102,250.

Under the terms of the Indenture, the Notes are guaranteed by the Company and substantially each of its subsidiaries (the guarantors). The guarantors are wholly-owned, any non-guarantors are inconsequential to the consolidated financial statements and the guarantees are full, unconditional, and joint and several

The Indenture contains covenants limiting indebtedness, transactions with affiliates, liens, sales of assets, issuances of guarantees of, and pledges for, indebtedness, transfer of assets, dividends, mergers and consolidations.

      Warrant Agreement
      -----------------

In 1991, WPGH entered into a warrant agreement with a commercial bank. The warrants were valued at $11.6 million in accordance with an independent appraisal and were recorded as warrants outstanding. A corresponding reduction to the face amount of the commercial bank financing was recorded as a debt discount and was being amortized over the term of the debt. Amortization of debt discount expense was $1.9 million for the year ended December 31, 1993.

This agreement provided the bank an option to convert the warrants to 15% of the issued and outstanding shares of common stock of WPGH. In June 1993, the Company purchased 13.33% of the warrants outstanding for $850,000. The difference between the carrying value of the warrants and the purchase price, net of related expenses of $500,000, was recorded as an extraordinary gain of $198,000. In September 1993, the Company purchased the remaining warrants outstanding for $9.0 million and recognized an additional extraordinary gain of $1.1 million, resulting in a total gain of $1.3 million.

       Summary
       -------

Notes payable and commercial bank financing consisted of the following as of December 31, 1994 and 1995 (in thousands):


                                                                                     1994              1995
                                                                                ------------      -----------
        Bank Credit Agreement, Facility A
            Revolving Credit Loan..........................                   $      224,000    $           -
        Line of credit, interest at prime plus 1%..........                              440                -
        Bank loan, interest at prime plus 1%...............                              545                -
        Senior subordinated notes, interest
                at 10%                                                               100,000           100,000
        Senior subordinated notes, interest
                at 10%.....................................                               -            300,000
        Unsecured installment notes to former minority
            stockholders of CRI and WBFF, interest ranging
            from 7% to 18%                                                             2,724             1,777
                                                                                ------------       -----------
                                                                                     327,709           401,777

        Less:    Current portion...........................                          (25,467)           (1,133)
                                                                                ------------       -----------
                                                                              $      302,242    $      400,644
                                                                                ============       ===========


The Company is required to maintain certain debt covenants in connection with their debt agreements. As of December 31, 1995, the Company is in compliance with all debt covenants.

Notes payable, as of December 31, 1995, mature as follows (in thousands):

           1996.................................................. $        1,133
           1997..................................................            644
           1998..................................................             -
           1999..................................................             -
           2000..................................................             -
           2001 and thereafter...................................        400,000
                                                                    ------------
                                                                  $      401,777
                                                                    ============

Substantially all of the Company's assets have been pledged as security for notes payable and commercial bank financing. In addition, the Class B stockholders have pledged their stock in SBG to the commercial bank and have delivered mortgages and security agreements as additional collateral. Further, Cunningham Communications, Inc. (Cunningham), Keyser Investment Group, Inc.
(KIG) and Gerstell Development Limited Partnership (Gerstell), all businesses that are owned and controlled by these Class B stockholders, were required to guarantee obligations to the commercial bank. Cunningham, KIG, and Gerstell are landlords of the Company's operating subsidiaries. The guarantees of Cunningham, KIG, and Gerstell are secured by pledges of substantially all of the assets of each corporation.

The unsecured installment notes payable to former minority stockholders are payable in semiannual payments of $702,000 through 1997. Should SBG exercise the right to prepay the notes, a prepayment penalty not to exceed $940,000 also becomes due to the noteholders.

5.   NOTES AND CAPITAL LEASES PAYABLE TO AFFILIATES:
     -----------------------------------------------

Notes and capital leases payable to affiliates consisted of the following as of December 31, 1994 and 1995 (in thousands):

                                                                                               1994            1995
                                                                                         ------------     -----------
 Subordinated  installment notes payable to former majority owners,  interest at
     8.75%, principal payments in varying amounts due annually beginning October
     1991, with a balloon payment due at
     maturity in May 2005............................................                   $     12,384    $     11,442
 Capital lease for building, interest at 17.5%.......................                          1,591           1,500
 Capital leases for broadcasting tower facilities, interest rates
     averaging 10%...................................................                            961             632
 Capital leases for building and tower, interest at 8.25%............                          2,561           2,252
                                                                                         ------------     -----------
                                                                                              17,497          15,826

 Less:   Current portion.............................................                         (1,670)         (1,867)
                                                                                         ------------     -----------
                                                                                        $     15,827    $     13,959
                                                                                         ============     ===========

Notes and capital leases payable to affiliates, as of December 31, 1995, mature as follows (in thousands):

                1996.....................................................................      $        3,338
                1997.....................................................................               2,861
                1998.....................................................................               2,654
                1999.....................................................................               2,666
                2000.....................................................................               2,540
                2001 and thereafter......................................................               9,790
                                                                                                   ----------
                Total minimum payments due...............................................              23,849

                Less:  Amount representing interest......................................              (8,023)
                                                                                                   ----------
                Present value of future notes and capital lease payments.................      $       15,826
                                                                                                   ==========


6.   PROGRAM CONTRACTS PAYABLE:
     --------------------------

Future payments required under program contracts payable as of December 31, 1995, are as follows (in thousands):

                1996.....................................................................      $       26,395
                1997.....................................................................              16,659
                1998.....................................................................              11,252
                1999.....................................................................               2,371
                2000.....................................................................                 284
                2001 and thereafter......................................................                 376
                                                                                                   ----------
                                                                                                       57,337

                Less-  Current portion...................................................             (26,395)
                                                                                                   ----------
                Long-term portion of program contracts payable...........................      $       30,942
                                                                                                    ==========

Included in the 1996 amounts are payments due in arrears of $6.5 million. In addition, the Companies have entered into noncancelable commitments for future program rights aggregating $36.5 million as of December 31, 1995. As is consistent with prior years, program contracts payable and the assets related to these commitments have not been recognized in the accompanying consolidated financial statements as all of the conditions specified in the related license agreements have not been met.

The Company has estimated the fair value of these program contract payables and commitments at approximately $34.2 million and $18.9 million, respectively, at December 31, 1994 and $51.3 million and $29.0 million, respectively, as of December 31, 1995, based on future cash flows discounted at the Company's current borrowing rate.

7.   LOANS TO OFFICERS AND AFFILIATE:
     --------------------------------

On September 30, 1990, SBG sold Channel 63, Inc. (WIIB) to certain SBG Class B stockholders. The proceeds of this sale of $1.5 million consisted of a note which was amended and restated on June 30, 1992. The remaining principal balance at that date was approximately $1.5 million and is payable in equal principal and interest installments of $16,000 until September 2000, on which date a balloon payment of approximately $431,000 is due.
The note earns 6.88% annual interest.

During 1992, a $900,000 note was received from the SBG stockholders, and during 1993 a $6.6 million note was received from a former majority owner in the transactions described in Note 9.

Also during the year ended December 31, 1993, the Companies loaned the SBG Class B stockholders an additional $2.3 million. The advance includes the $2.1 million note from Gerstell Development Limited Partnership discussed in Note 9. The loans are payable to SBG, have various due dates, and earn interest at rates ranging from 7.9% to prime plus 1%.

During 1990, WBFF sold certain station equipment to an affiliate for $512,000. The sale is accounted for on an installment basis since the affiliate is in the start-up phase. The note is to be paid over five years and earns annual interest at 11%. In connection with the start-up of this affiliate, certain SBG Class B stockholders issued a note allowing them to borrow up to $3.0 million from the Company. This note was amended and restated June 1, 1994, to a term loan bearing interest of 6.88% with quarterly principal payments beginning March 31, 1996 through December 31, 1999. As of December 31, 1994 and 1995, the balance outstanding was approximately $2.5 million.

8.   INCOME TAXES:
     -------------

The Company files a consolidated federal income tax return and separate company state tax returns. The provision (benefit) for income taxes consists of the following as of December 31, 1993, 1994 and 1995 (in thousands):

                                                                          1993            1994            1995
                                                                     ------------     -----------     ----------
Provision (benefit) for income taxes before extraordinary items
                                                                    $        960    $       (647)   $      5,200
Income tax effect of extraordinary items......................            (2,900)              -          (3,357)
                                                                     -----------       ---------      ----------
                                                                    $     (1,940)   $       (647)   $      1,843
                                                                     ===========       =========      ==========
Current:
    Federal...................................................      $      2,255    $      7,090    $      5,374
    State.....................................................               855           1,440           1,558
                                                                     -----------       ---------      ----------
                                                                           3,110           8,530           6,932
Deferred:
    Federal ..................................................            (4,102)         (7,650)         (4,119)
    State.....................................................              (948)         (1,527)           (970)
                                                                     -----------       ---------      ----------
                                                                          (5,050)         (9,177)         (5,089)
                                                                     -----------       ---------      ----------
                                                                    $     (1,940)   $       (647)   $      1,843
                                                                     ===========       =========      ==========

The following is a reconciliation of the statutory federal income taxes to the recorded provision (benefit) (in thousands):

                                                                           1993            1994            1995
                                                                     -------------     -----------    ----------

 Statutory federal income taxes                                      $     (3,361)   $     (1,152)   $       652
 Adjustments-
     State income taxes, net of federal effect..................              530              62            284
     Goodwill amortization......................................              325             476          1,209
     Nontaxable gain on life insurance proceeds.................             (337)             -              -
     Income of pooled S Corporation (Note 14)                                (192)           (258)            -
     Nontaxable gain on sale of warrants........................             (427)             -              -
     Additional taxable income to be recognized in prior
        year returns............................................              950              -              -
     Not-to-compete agreement...................................              131              -              -
     Other......................................................              441             225           (302)
                                                                       ----------       ---------      ---------
 Provision (benefit) for income taxes...........................     $     (1,940)   $       (647)   $     1,843
                                                                       ==========       =========      =========


During the year ended December 31, 1993, the Company generated taxable losses of approximately $6.9 million. However, as permitted by the Internal Revenue Service, the Company elected to amortize all intangibles acquired after July 1991 over 15 years and retroactively restate tax amortization related to the WPGH acquisition. This restatement caused additional taxable income to be recognized in the Company's amended 1991 and 1992 tax returns (which was partially offset by 1993 taxable losses and prior year unutilized tax credits). Previously unrecognized tax benefits of $3.8 million were generated related to deductible acquired intangibles considered nondeductible prior to the election.

The Company had net deferred tax assets of $12.5 million and $21.0 million as of December 31, 1994 and 1995, respectively. The realization of the net deferred tax assets is contingent upon the Company's ability to generate sufficient future taxable income to realize the future tax benefits associated with the net deferred tax asset. Management believes that this net deferred asset will be realized through future operating results. This belief is based on 1995's taxable income and its projection of future years' results.

The Company had the following NOL's included in the deferred tax asset as of December 31, 1995.


                   Jurisdiction                 Amount             Expiring             Limited to Use In
                   ------------                 ------             --------             -----------------

        Federal                            $      386,000           2004                      WBFF
        Federal                                 6,190,073       2007 and 2008                 FSFA

Temporary differences between the financial reporting carrying amounts and the tax basis of assets and liabilities give rise to deferred taxes. The principal sources of temporary differences, net of the effects of acquisitions, and their effects on the provision (benefit) for deferred income taxes, are as follows for the years ended December 31, 1993, 1994 and 1995 (in thousands):

                                                                           1993            1994            1995
                                                                       -----------     ----------      -----------
 NOL carryforward...............................................     $         -     $         -     $      1,180
 FCC license....................................................              (92)             97              95
 Non-compete agreements.........................................               -           (1,768)             -
 Accrued bonuses................................................               -           (1,647)          1,251
 Program contract amortization and net realizable
     value adjustments..........................................             (628)         (2,782)            164
 Depreciation and amortization..................................             (868)           (288)            352
 Bad debt reserves..............................................              (13)            (95)            (60)
 Tax credit carryforwards used..................................              385              65             -
 Capital lease accounting.......................................              142             237            318
 Deferred commission recognition................................               89              89             91
 Acquired intangibles amortization..............................           (3,107)         (3,230)         (7,906)
 Loss on fixed asset disposals..................................               -               -             (625)
 Loss on planned redemption of senior
     subordinated notes.........................................             (419)            419              -
 Other..........................................................               61            (274)             -
 (Decrease) increase in valuation reserve.......................             (600)             -               51
                                                                      -----------       ---------       ---------
                                                                     $     (5,050)   $     (9,177)   $     (5,089)
                                                                      ===========       =========       =========

                                      F-21

Total deferred tax assets and deferred tax liabilities as of December 31, 1994 and 1995, including the effects of businesses acquired, and the sources of the difference between financial accounting and tax bases of the Company's assets and liabilities which give rise to the deferred tax assets and deferred tax liabilities and the tax effects of each are as follows (in thousands):

                                                        1994            1995
                                                      ----------     ----------
 Deferred Tax Assets:
     Loss on disposal of fixed assets............. $         -     $       619
     Net operating losses.........................        1,055          2,676
     Non-compete agreements.......................        2,377             -
     Accrued bonuses..............................        1,647            394
     Bad debt reserves............................          294            398
     Deferred commissions.........................          148             57
     Program contracts............................        3,715          4,575
     Acquired intangibles ........................        6,661         15,678
     Other........................................           96            634
                                                      ---------      ---------
                                                   $     15,993    $    25,031
                                                      =========      =========
 Deferred Tax Liabilities:
     FCC license.................................. $      2,278    $     1,656
     Depreciation and amortization................          261          1,178
     Capital lease accounting.....................          634            988
     Other........................................          282            182
                                                      ---------      ---------
                                                   $      3,455    $     4,004
                                                      =========      =========

During 1995, the Company made a $3.4 million deferred tax adjustment under the purchase accounting guidelines of APB 16 and in accordance with SFAS 109 related to the opening deferred tax asset balances of certain 1994 acquisitions.

9.   RELATED PARTY TRANSACTIONS:
     --------------------------

Certain of the Companies have entered into sale-leaseback transactions in which they have sold certain facilities to Cunningham Communications, Inc. (Cunningham), a corporation owned by the SBG Class B stockholders, and then leased the facilities under noncancelable capital leases which expire in 1997 and 1998. These assets collateralize certain Cunningham notes payable. Aggregate rental payments related to these capital leases during the years ended December 31, 1993, 1994 and 1995, were $371,000, $279,000 and $328,000, respectively.

In August 1991, WBFF entered into a ten year capital lease at approximately $300,000 per year for a new administrative and studio facility with KIG, a corporation owned by the SBG Class B stockholders.

Effective August 30, 1991, SBG sold substantially all of the assets of CRI which were primarily represented by the Pittsburgh television station, WPTT. The majority of the sales price was financed through a term note of $6.0 million and a $1.0 million subordinated convertible debenture to CRI. The debenture is convertible for up to 80% of the nonvoting capital stock of WPTT, subject to FCC approval. The term note is secured by all of the assets and outstanding stock of the newly incorporated station. In conjunction with the WPTT transaction, on August 30, 1991, a subsidiary of CRI purchased substantially all of the assets of another Pittsburgh television station, WPGH. CRI also entered into lease agreements whereby the new owner of WPTT rents usage of the tower and the station building owned by CRI. The tower was subsequently sold to Gerstell Development Limited Partnership (Gerstell), an entity wholly-owned by certain SBG Class B stockholders.

In March 1993, CRI assigned the rights to the $6.0 million term note received from the sale of WPTT, including accrued interest, to the former majority stockholders of SBG at the Company's carrying value. The new note bears interest at 7.21% and requires interest only payments through September 2001. Monthly principal payments plus interest are payable beginning November 2001 until September 2006, at which time the remaining principal balance plus accrued interest, if any, is due.

During 1992, the $1.0 million subordinated convertible debenture received from the sale of WPTT was assigned to SBG Class B stockholders at the Company's carrying value. As the remaining note is due from these stockholders, the portion of the gain on the sale of WPTT related to the original $1.0 million debenture is being recognized as a capital contribution as cash is received. For the years ended December 31, 1993, 1994 and 1995, $48,000, $41,000 and $21,000,
respectively, were recognized as additional paid-in capital.

In September 1993, the Company entered into sale-leaseback transactions in which they sold certain facilities to Gerstell for $2.2 million. WPGH then leased many of the assets sold under noncancelable capital leases, with initial terms of seven years and four seven year renewal options. Aggregate rental payments under these leases were $119,600, $484,500 and $508,700 in 1993, 1994 and 1995, respectively.  Gerstell  financed the acquisition  partly through a $2.1 million note issued to the Company. The note bears interest at 6.18%, with principal payments beginning on November 1, 1994, and a final maturity date of October 1, 2013. In addition, Gerstell has arranged for a $2.0 million loan from a commercial bank, which is guaranteed by the Company.

During 1994, the Company assigned its options to purchase the license assets of WNUV and WVTV to Glencairn Ltd. (Glencairn) for $4.2 million which was paid in 1995, and sold the license assets of WRDC to Glencairn for $2.0 million. Subsequently, Glencairn exercised its options to purchase the licenses of WNUV and WVTV. Glencairn is a corporation of which a former shareholder of SBG, who is also the holder of the $6.6 million note described above, and a trust established by this shareholder holds the majority of the equity interests in Glencairn. The Company has entered into five-year LMA agreements (with five-year renewal options) with Glencairn for the right to program and sell advertising on WPTT, WNUV, WVTV, WRDC and WABM. During 1995, the Company made payments of $5.6 million to Glencairn under these LMA agreements.

Concurrently with the initial public offering (see Note 15), the Company acquired options from certain stockholders of Glencairn that will grant the Company the right to acquire, subject to applicable FCC rules and regulations, up to 97% of the capital stock of Glencairn. The Glencairn options were purchased by the company for nominal consideration and will be exercisable only upon payment of an aggregate price equal to Glencairn's cost for the underlying stations, plus a 10% annual return. The Company would assume Glencairn's debt obigations if the Glencairn options were exercised.

In October 1994, the Company purchased subordinated debt (the WSTR note) of a partnership which owns WSTR-TV, in Cincinnati, Ohio. The Class B stockholders of the Company have entered into a program consulting agreement with the station and hold a purchase option for the station. The WSTR note was purchased for $4.8 million and the face value of the WSTR note and accrued interest was approximately $8.6 million and $8.9 million at December 31, 1994 and 1995, respectively. This investment has been recorded at cost, which, in management's belief, approximates fair value. The Company has agreed to certain restrictions regarding the WSTR note through the Bank Credit Agreement. These restrictions include requiring the WSTR note to be only sold or transferred at amounts equal to or greater than the purchase price plus any accrued interest and requiring that all payments of principal and interest received must be used to reduce outstanding indebtedness under the Bank Credit Agreement.

During 1995, the Company from time to time entered into charter arrangements to lease airplanes owned by certain Class B stockholders. During 1995, the Company incurred expenses of $489,000 related to these arrangements. No amounts have been paid related to these expenses as of December 31, 1995.

In May 1995, Keyser Communications,  Inc. (KCI) was merged with the Company (see
Note 14).

10.  EMPLOYEE BENEFIT PLAN:
     ---------------------

The Sinclair Broadcast Group, Inc. 401(k) profit sharing plan and trust (the SBG
Plan) covers eligible employees of the Company. Contributions made to the SBG Plan include an employee elected salary reduction amount, company matching contributions and a discretionary amount determined each year by the Board of Directors. The Company's 401(k) expense for the years ended December 31, 1993, 1994 and 1995, was $148,000, $274,000 and $271,000, respectively. There were no discretionary contributions during these periods.

11.  CONTINGENCIES AND OTHER COMMITMENTS:
     ------------------------------------

      Litigation
      ----------

Lawsuits and claims are filed against the Company from time to time in the ordinary course of business. These actions are in various preliminary stages, and no judgments or decisions have been rendered by hearing boards or courts. Management, after reviewing developments to date with legal counsel, is of the opinion that the outcome of such matters will not have a material adverse effect on the Company's financial position or results of operations.

      Operating Leases
      ----------------

The Company has entered into operating leases for certain automotive and office equipment, a parcel of land and WTTE's broadcasting tower facility under terms ranging from three to ten years. The rent expense under these leases, as well as certain leases under month-to-month arrangements, for the years ended December
31, 1993, 1994 and 1995, aggregated  approximately  $373,000,  $625,000 and $1.1 million, respectively.

Future minimum payments under the leases are as follows (in thousands):

                1996.......................................................................    $    1,083
                1997.......................................................................           704
                1998.......................................................................           559
                1999.......................................................................           474
                2000.......................................................................           361
                2001 and thereafter........................................................         1,336
                                                                                                ---------
                                                                                               $    4,517
                                                                                                =========

12.   TRANSACTIONS WITH FORMER OFFICERS:
      ----------------------------------

The Company has entered into various non-compete and consulting agreements with a former officer and a related consulting company. Under these agreements, annual consulting fees, which were guaranteed by CRI and WBFF, of $563,000 and aggregate non-compete payments totaling $2.7 million were payable through 1993. In 1994, the Company signed a two year consulting agreement with the same former officer and a related consulting company. A $742,000 payment was made in 1994 which covered the two year agreement.

The expense under these agreements is being recorded on a straight-line basis over the life of the agreements and is recorded in the Companies' consolidated statements of operations within the respective expense classifications to which they relate.

13.   LIFE INSURANCE PROCEEDS:
      -----------------------

In May 1993, following the death of Julian Smith, the Company's founder, the Company received life insurance proceeds in excess of the carrying value of the related policies of approximately $844,000. This nontaxable gain has been recorded as other income in the accompanying consolidated statement of operations for the year ended December 31, 1993.

14.   ACQUISITIONS:
      -------------

         1994 Acquisitions
         -----------------

In May 1994, the Company acquired WCGV and WTTO for an aggregate purchase price of $60.0 million. The purchase was accounted for under the purchase method of accounting whereby the purchase price was allocated to the fair market value of the assets purchased and the liabilities assumed. Based upon an independent appraisal, $11.7 million was allocated to property and programming costs and $29.9 million was allocated to acquired broadcasting assets. The excess of the purchase price over the acquired assets of $18.4 million was allocated to other intangible assets, and is being amortized over 40 years. The Company made an
additional  investment  of  $56.0  million  for  covenants   not-to-compete  and
consulting agreements in these and the Company's current markets, which are being amortized over the lives of the respective agreements.

Simultaneous with the acquisition of WCGV and WTTO, the Company acquired the non-license assets of WNUV and WVTV for approximately $66.8 million and entered into LMA's with the owner of the licenses of WNUV and WVTV. The purchase was accounted for under the purchase method of accounting whereby $14.8 million of the purchase price was allocated to property and programming costs and $700,000 of the purchase price was allocated to deferred tax liabilities, with the remainder being allocated to other intangible assets. The intangible assets are being amortized over 15 years.

Simultaneous with the acquisitions of the non-license assets of WNUV and WVTV, the Company acquired the options to purchase the license assets of these stations for $8.0 million and intangible assets related to the LMA's for $9.5 million, for a total purchase price of $17.5 million. The Company subsequently assigned the options to Glencairn for $4.2 million. The Company is amortizing the difference between the total amount paid for the options by the Company and the amount allocated to the value of the options over the estimated life of the LMA, which is 15 years.

In August 1994, the Company acquired 100% of the non-voting stock representing a 98% ownership interest in F.S.F. Acquisition Corporation (FSFA), the corporate parent of WRDC, for $34.0 million. FSFA is the parent of FSF TV, Inc., which owns and operates WRDC. The investment also includes a controlling interest in a joint venture which owns the studio and office building and a minority interest in a partnership that owns the TV broadcast tower. The joint venture has been consolidated, with the other owners' share of equity shown as a minority interest, while the partnership interest has been presented as an investment and included in other assets. The purchase was accounted for under the purchase method of accounting whereby the purchase price was allocated to property and programming assets, acquired intangible broadcasting assets and other intangible assets for $10.0 million, $7.0 million and $17.0 million, respectively, based upon an independent appraisal. Intangible assets are being amortized over periods of 10 to 15 years. Simultaneous with the purchase of the nonvoting stock of FSFA, the Company acquired an option to acquire the voting common stock of FSFA. Additionally, the Company entered into two year consulting and non-compete agreements with the former owner of the voting common stock of FSFA for $4.0 million.

      1995 Acquisitions and Dispositions
      ----------------------------------

In January 1995, the Company acquired the non-license assets of WTVZ in Norfolk, Virginia for $46.5 million. Additionally, the Company paid $1.0 million to acquire the license assets of WTVZ for an exercise price of an additional $1.0 million. Simultaneously, the Company entered into an LMA agreement with the owner of the license and entered into non-compete and consulting agreements with the owner of WTVZ for $500,000. On May 31, 1995, the Company exercised its option and acquired the license assets of WTVZ. The purchase was accounted for under the purchase method of accounting whereby the purchase price was allocated to property and programming assets, acquired intangible broadcasting assets and other intangible assets for $1.4 million, $12.6 million and $35.0 million, respectively, based upon an independent appraisal. Intangible assets are being amortized over 1 to 40 years.

In January 1995, the Company acquired the license and non-license assets of the Paramount Station Group of Raleigh/Durham, Inc. which owned and operated WLFL in Raleigh-Durham, North Carolina for $55.5 million, plus the assumption of $3.7 million in liabilities. The purchase was accounted for under the purchase method of accounting whereby the purchase price was allocated to property and programming assets, acquired intangible broadcasting assets and other intangible assets for $55.0 million, $13.2 million and $37.3 million, respectively, based upon an independent appraisal. Included in acquired intangible broadcasting assets are non-compete and consulting agreements with the former owner of WLFL for $500,000. Intangible assets are being amortized over periods of 1 to 40 years.

On March 31, 1995, the Company exercised its option to acquire 100% of the voting stock of FSFA for the exercise price of $100. FSFA was merged into WLFL, Inc. and became a wholly-owned subsidiary of the Company. Simultaneously, the Company sold the license assets of FSFA to Glencairn for $2.0 million, and entered into a five-year LMA (with a five-year renewal option) with Glencairn (see Note 9).

On May 5, 1995, Keyser Communications, Inc. (KCI), an affiliated entity wholly-owned by the stockholders of the Company, was merged into the Company for common stock. Certain assets and liabilities of KCI (other than programming items, an LMA agreement and consulting agreements), were distributed to the KCI shareholders immediately prior to the merger. The merger of KCI is being treated as a reorganization and has been accounted for as a pooling of interests transaction.

Accordingly, the consolidated financial statements for all periods presented have been restated to include the accounts of KCI.

Combined and separate results of the Company and KCI (through May 5, 1995, merger date) during the period presented are as follows (in thousands):

                                                                         Company           KCI          Combined
                                                                         -------           ---          --------

 Twelve months ended December 31, 1993:
     Net broadcast revenues.....................................     $     65,422    $      4,110    $    69,532
     Income (loss) before provision for income taxes............              358             564            922
     Net income (loss)..........................................           (8,509)            564         (7,945)

 Twelve months ended December 31, 1994:
     Net broadcast revenues.....................................     $    113,728    $      4,883    $   118,611
     Income (loss) before provision for income taxes............           (4,147)            760         (3,387)
     Net income (loss)..........................................           (3,500)            760         (2,740)

 Twelve months ended December 31, 1995:
     Net broadcast revenues.....................................     $    186,031    $      1,903    $   187,934
     Income (loss) before provision for income taxes............           10,592            (404)        10,188
     Net income (loss)..........................................              480            (404)            76

In May 1995, the Company entered into option agreements to acquire all of the license and non-license assets of WSMH-TV in Flint, Michigan (WSMH). The option purchase price was $1.0 million. In July 1995, the Company paid the $1.0 million exercise price to exercise its option to acquire all of the assets upon FCC consent (see Note 17).

In July 1995, the Company acquired the non-license assets of WABM in Birmingham, Alabama for a purchase price of $2.5 million. The purchase was accounted for under the purchase method of accounting whereby $1.1 million of the purchase price was allocated to property and program assets, based upon an independent appraisal. The excess of the purchase price over the acquired assets of approximately $1.4 million was allocated to other intangible assets and is being amortized over 15 years. Simultaneously with the purchase, the Company entered into a five-year LMA agreement (with a five-year renewal option) with Glencairn.

In November 1995, the Company acquired the non-license assets of WDBB in Tuscaloosa, Alabama for a purchase price of $400,000. In addition, the Company made "Option Grant Payments" of $11.3 million to certain parties for options to purchase the issued and outstanding stock of WDBB, Inc., which holds the license assets of WDBB. The option agreement further provides for the payment of option grant installments of $2.6 million over five years and a final option exercise price of $100,000. The purchase was accounted for under the purchase method of accounting whereby $11.1 million was allocated to the property and program assets based upon an independent appraisal. The total of Option Grant Payments paid and Grant Installments accrued of $14.0 million was allocated to other intangible assets and is being amortized over 15 years.

15.   INITIAL PUBLIC OFFERING:
      ------------------------

In June 1995, the Company consummated an initial public offering of 5,750,000 shares of Class A Common Stock at an initial public offering price of $21.00 per share realizing net proceeds of approximately $111.5 million. The net proceeds to the Company from this offering were used to reduce long-term indebtedness.

The Company consummated the following transactions concurrent with or prior to the offering:

1. The Company purchased the options to acquire the partnership interests of KSMO in Kansas City, Missouri and WSTR in Cincinnati, Ohio ("Option Stations") from the stockholders for an aggregate purchase price was $9.0 million. The stockholders also assigned to the Company their rights and obligations under an option agreement among the stockholders and a commercial bank which holds secured debt of KSMO and WSTR. This option allows the Company to require the commercial bank to sell the secured debt to the Company. The Company will also be obligated, at any time after June 1996 and at the commercial bank's request, to purchase the secured debt. The purchase price of the debt will be the price at which the commercial bank originally purchased the debt ($20.5 million), plus any additional amounts which have been advanced and accrued interest less any payments reducing the balance made by the Option Stations. In conjunction with the assignment of the option agreement, the stockholders were released from their pledge of the Company's stock related to the Option Stations (see
      Note 17).

      In December 1995, the Company exercised the options to acquire all the assets and liabilities of WSTR-TV Cincinnati, Ohio and KSMO-TV Kansas City, Missouri. The Company will, upon the grant of the FCC licenses, assume the outstanding indebtedness of both television stations. The total incremental indebtedness to be assumed is approximately $16.0 to $18.0 million. Closing for these acquisitions is estimated to be on or before June 30, 1996. The Company has requested a waiver from the FCC regarding WSTR-TV Cincinnati, relating to a Grade B overlap with television station WDKY-TV Lexington, Kentucky (see Note 17).

2. The stockholders assigned the subordinated convertible debenture relating to the sale of WPTT to the Company in exchange for $1.0 million, a portion of which was used to retire the outstanding balance of a note due from the controlling stockholders.

3. The Company acquired options from certain stockholders of Glencairn that will grant the Company the right to acquire, subject to applicable FCC rules and regulations, up to 97% of the capital stock of Glencairn. The Glencairn options were purchased by the Company for nominal consideration and will be exercisable only upon payment of an aggregate price equal to Glencairn's cost for the underlying stations, plus a 10% annual return (see Note 9).

4. The Board of Directors of the Company adopted Amended and Restated Articles of Incorporation to authorize up to 35,000,000 shares of Class A common stock, par value $.01 per share, 35,000,000 shares of Class B common stock, par value $.01 per share and 5,000,000 shares of preferred stock, par value $.01 per share; completed a reclassification and conversion of its outstanding common stock into shares of Class B common stock; and effected an approximately 49.1 for 1 stock split of the Company's common stock (resulting in 29,000,000 shares of Class B common stock outstanding). The reclassification, conversion and stock split have been retroactively reflected in the accompanying consolidated balance sheets and statements of stockholders' equity.

5. The Board of Directors of the Company adopted an Incentive Stock Option Plan for Designated Participants (the Designated Participants Stock Option
      Plan) pursuant to which options for shares of Class A common stock will be granted to certain designated employees of the Company upon adoption. The Designated Participants Stock Option Plan provides that the number of shares of Class A Common Stock reserved for issuance under the Designated Participants Stock Option Plan is 68,000. The Designated Participants Stock Option Plan also provides that the exercise price under each option will be equal to the fair market value of the Company's Class A common stock on the date of the option grant, unless the employee receiving the option owns 10% or more of the Company's Class A common stock on such date, in which case the exercise price will be 110% of fair market value. Options granted pursuant to the Designated Participants Stock Option Plan may not be exercised during the two-year period immediately following grant date, and must be exercised within 10 years (or five years if the employee owns 10% or more of the Company's common stock) following the grant date. As of December 31, 1995, all 68,000 available options have been granted at an exercise price of $21 per share.

6. On March 27, 1995, the Board of Directors of the Company adopted an Incentive Stock Option Plan (the Stock Option Plan) pursuant to which options for shares of Class A common stock may be granted to certain designated classes of employees of the Company. The Stock Option Plan provides that the maximum number of shares of Class A common stock reserved for issuance under the Stock Option Plan is 400,000, and that options to purchase Class A common stock may be granted under the plan until the tenth anniversary of its adoption. The Stock Option Plan also provides that the exercise price under each option will be equal to the fair market value of the Company's Class A common stock on the date of the option grant, unless the employee receiving the option owns 10% or more of the Company's Class A common stock on such date, in which case the exercise price will be 110% of fair market value. Options granted pursuant to the Stock Option Plan may not be exercised during the two-year period immediately following the grant date, and must be exercised within 10 years (or five years if the employee owns 10% or more of the Company's common stock) following the grant date. As of December 31, 1995, 1,250 options have been granted under this plan at an exercise price of $20.75 per share.

16.  UNAUDITED PRO FORMA SUMMARY RESULTS OF OPERATIONS:
     -------------------------------------------------

The unaudited pro forma summary consolidated results of operations for the years ending December 31, 1994 and 1995, assuming the acquisitions of the license and non-license assets of WCGV, WTTO, WLFL and WTVZ and the non-license assets of WNUV, WVTV, WRDC, WABM and WDBB had been consummated on January 1, 1994, are as follows:

                                                                (Unaudited)
                                                          ----------------------
                                                             1994          1995
                                                          ---------    ---------
 Revenues, net..........................................  $ 188,813    $209,349
 Operating expenses, net of depreciation and
     amortization.......................................     81,120      83,575
 Depreciation and amortization..........................     96,540      80,372
 Other expenses, net....................................     36,516      35,136
 Benefit (provision) for income taxes...................      8,878      (5,232)
                                                          ---------    ---------
        Net loss........................................  $  16,485    $  5,034
                                                          =========   =========

17.   SUBSEQUENT EVENTS:
      ------------------

In January 1996, the Company entered into a purchase agreement to acquire the license and non-license assets of WYZZ in Peoria, Illinois. The Company plans to consummate the transaction following FCC approval for a purchase price of approximately $23.0 million.

In July 1995, the Company exercised its option to purchase WSMH in Flint, Michigan for an option exercise price of $1 million. In February 1996, the Company consummated the acquisition for a purchase price of $35.4 million at which time the balance due of $34.4 million was paid from the Company's existing cash balance.

In March 1996, the Company entered into an agreement to acquire the outstanding stock of Superior Communication, Inc. (Superior). Superior owns the license and non-license assets of KOCB in Oklahoma City, Oklahoma and WDKY in Lexington, Kentucky. The Company plans to consummate the transaction following FCC approval for a purchase price of approximately $63.0 million.

                 SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES

                               INDEX TO SCHEDULES



Schedule II - Valuation and Qualifying Accounts.........................  S - 3



All schedules except those listed above are omitted as not applicable or not required or the required information is included in the consolidated financial statements or in the notes thereto.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholders of
Sinclair Broadcast Group, Inc. and Subsidiaries:

We have audited in accordance with generally accepted auditing standards, the consolidated balance sheets, statements of operations, changes in stockholders' equity and cash flows of Sinclair Broadcast Group, Inc. and Subsidiaries included in this Form 10K and have issued our report thereon dated February 27, 1996. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the accompanying index is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commissions rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.






Baltimore, Maryland,
  February 27, 1996

                                                                     SCHEDULE II

                 SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES
                 -----------------------------------------------

                        VALUATION AND QUALIFYING ACCOUNTS
                        ---------------------------------
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
              ----------------------------------------------------
                                 (in thousands)



                                         Balance at   Charged to     Charged                   Balance
                                         Beginning     Costs and     to Other                  at End
               Description               of Period     Expenses      Accounts   Deductions    of Period
               -----------               ---------     --------      --------   ----------    ---------


1993

Allowance for doubtful accounts.......  $    472      $    255      $     -     $    222     $    505

1994

Allowance for doubtful accounts.......       505           445            -           95          855

1995

Allowance for doubtful accounts.......       855           978            -          767        1,066

                           FLINT TV, INC.

                           FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 1995 AND 1994
                           TOGETHER WITH REPORT OF
                           INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholders of
Sinclair Broadcast Group, Inc. and Subsidiaries:

We have audited the accompanying balance sheets of Flint TV, Inc. (a Michigan corporation) as of December 31, 1995 and 1994, and the related statements of operations, changes in stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flint TV, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.






Baltimore, Maryland,
     March 29, 1996

                                                  FLINT TV, INC.
                                                  --------------



                                                  BALANCE SHEETS
                                                  --------------

                                         AS OF DECEMBER 31, 1995 AND 1994
                                         --------------------------------


                                                                                      1995               1994
                                                                                      ----               ----
                                    ASSETS
                                    ------
CURRENT ASSETS:
    Cash and cash equivalents                                                     $    108,900       $    491,300
    Short-term investments                                                           1,247,900            956,300
    Accounts receivable, net of allowance for doubtful
        accounts of $86,000 as of 1995 and 1994                                      1,999,700          1,682,200
    Current portion of program contract costs                                          378,400            315,100
    Other current assets                                                                64,500             58,000
                                                                                    ----------        -----------
           Total current assets                                                      3,799,400          3,502,900

    Property and equipment, net                                                         34,000             52,300

    Program contract costs, noncurrent portion                                         743,900            370,000

    Intangible assets, net                                                             210,000            221,500

    Other assets                                                                       303,800            199,500
                                                                                    ----------        -----------
           Total assets                                                           $  5,091,100       $  4,346,200
                                                                                    ==========        ===========
                     LIABILITIES AND STOCKHOLDER'S EQUITY
                     ------------------------------------
CURRENT LIABILITIES:
    Accounts payable                                                              $     12,500       $     39,000
    Accrued liabilities                                                                256,800            354,200
    Current portion of program contracts payable                                       848,000            457,700
    Due to related parties                                                              11,600              7,000
    Unearned revenue                                                                    18,800             74,000
    Deposit on sale                                                                  1,000,000                 -
                                                                                    ----------        -----------
           Total current liabilities                                                 2,147,700            931,900

LONG-TERM LIABILITIES:
    Program contracts payable, noncurrent portion                                    1,054,600            668,900
                                                                                    ----------        -----------
           Total liabilities                                                         3,202,300          1,600,800

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
    Common stock, no par value; 500 shares authorized, issued
        and outstanding                                                                     -                  -
    Additional paid-in capital                                                       9,026,000          9,026,000
    Accumulated deficit                                                             (7,137,200)        (6,280,600)
                                                                                    ----------        -----------
           Total stockholder's equity                                                1,888,800          2,745,400
                                                                                    ----------        -----------
           Total liabilities and stockholder's equity                             $  5,091,100       $  4,346,200
                                                                                    ==========        ===========

      The accompanying notes are an integral part of these balance sheets.

                                 FLINT TV, INC.
                                 --------------


                            STATEMENTS OF OPERATIONS
                            ------------------------

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                 ----------------------------------------------



                                                        1995            1994
                                                    ----------      ----------
ADVERTISING REVENUES, net of agency commissions
    of $539,900 and $465,000, respectively        $  7,217,100    $  6,390,000
                                                    ----------      ----------
OPERATING EXPENSES:
    Programming and production                         511,100       1,684,700
    Selling, general and administrative              2,114,900       1,858,500
    Amortization of program contract rights            896,900         881,600
    Depreciation and amortization of property
        and equipment                                   20,600          46,900
    Amortization of intangible assets                   11,500          11,500
                                                    ----------      ----------
           Total operating expenses                  3,555,000       4,483,200
                                                    ----------      ----------
           Broadcast operating income                3,662,100       1,906,800
                                                    ----------      ----------
OTHER INCOME:
    Interest income                                     80,800          46,100
    Other income                                        40,500           9,100
                                                    ----------      ----------
           Total other income                          121,300          55,200
                                                    ----------      ----------
           Net income                             $  3,783,400    $  1,962,000
                                                    ==========      ==========

PRO FORMA NET INCOME AFTER IMPUTING AN INCOME
    TAX PROVISION:
        Net income, as reported                   $  3,783,400    $  1,962,000
        Imputed income tax provision                 1,475,500         765,200
                                                    ----------      ----------
           Pro forma net income                   $  2,307,900    $  1,196,800
                                                    ==========      ==========



        The accompanying notes are an integral part of these statements.

                                                  FLINT TV, INC.
                                                  --------------


                                   STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                                   ---------------------------------------------

                                  FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                                  ----------------------------------------------



                                             Common Stock               Additional                                Total
                                   -------------------------------------  Paid-In         Accumulated          Stockholder's
                                         Shares            Value          Capital           Deficit               Equity
                                         ------            -----          -------           -------               ------
BALANCE, December 31,
    1993                                       -      $         -       $  9,026,000     $ (6,636,730)       $  2,389,270

    Cash dividends                             -                -                 -        (1,605,870)         (1,605,870)

    Net income                                 -                -                 -         1,962,000           1,962,000
                                        ---------       ----------        ----------       -----------         ----------
BALANCE, December 31,
    1994                                       -                -          9,026,000       (6,280,600)          2,745,400

    Cash dividends                             -                -                 -        (4,640,000)         (4,640,000)

    Net income                                 -                -                 -         3,783,400           3,783,400
                                        ---------       ----------        ----------       -----------         ----------
BALANCE, December 31,
    1995                                       -      $         -       $  9,026,000     $ (7,137,200)       $  1,888,800
                                        =========       ==========        ==========       ===========         ==========



        The accompanying notes are an integral part of these statements.


                                                  FLINT TV, INC.
                                                  --------------


                                             STATEMENTS OF CASH FLOWS
                                             ------------------------

                                  FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                                  ----------------------------------------------


                                                                                       1995               1994
                                                                                   -----------        -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                                    $  3,783,400       $  1,962,000
    Adjustments to reconcile net income to net cash
        provided by operating activities:
        Depreciation and amortization                                                   20,600             46,900
        Provision for losses on accounts receivable                                         -              24,100
        Amortization of goodwill and other intangible assets                            11,500             11,500
        Amortization of program contract rights                                        896,900            881,600
        Loss on disposal of fixed assets                                                    -               5,700
    Changes in assets and liabilities:
        Increase in short-term investments                                            (291,600)          (258,000)
        Increase in accounts receivable                                               (317,500)          (204,600)
        Increase in other current assets                                                (6,500)            (1,500)
        Increase in other assets                                                      (104,300)           (44,400)
        (Decrease) increase in accounts payable                                        (26,500)             3,900
        Increase in due to related parties                                               4,600              3,000
        (Decrease) increase in accrued liabilities                                     (97,400)           204,000
        (Decrease) increase in unearned revenue                                        (55,200)            48,000
    Film rights payments                                                              (558,100)          (623,500)
                                                                                     ---------           --------
           Net cash provided by operating activities                                 3,259,900          2,058,700
                                                                                     ---------           --------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to property and equipment                                                 (2,300)           (43,500)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Repayment of long-term debt                                                             -              (8,930)
    Dividends paid                                                                  (4,640,000)        (1,605,870)
    Increase in deposit on sale                                                      1,000,000               -
                                                                                     ---------           --------
           Net cash flows used in financing activities                              (3,640,000)        (1,614,800)

           Net (decrease) increase in cash                                            (382,400)           400,400

CASH, beginning of year                                                                491,300             90,900
                                                                                     ---------           --------
CASH, end of year                                                                 $    108,900       $    491,300
                                                                                  ============       ============

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
    AND FINANCING ACTIVITIES:

    Film contract rights and liabilities acquired                                 $  1,334,100       $    593,670
                                                                                  ============       ============


        The accompanying notes are an integral part of these statements.

                                 FLINT TV, INC.
                                 --------------


                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                           DECEMBER 31, 1995 AND 1994
                           --------------------------



1.   ORGANIZATION

        Flint TV, Inc., a Michigan corporation (the Company), owns and operates television station WSMH-TV, located in Flint, Michigan (the Station). The Company is a television broadcaster serving the mid-Michigan area through station WSMH on Channel 66, a Fox affiliate. (See Note 8 for information regarding sale of the Station)

Fiscal Year
- - -----------

The Company maintains its accounts on a fifty-two/fifty-three week year ending on the last Sunday of the calendar year. The fiscal years ended December 31, 1995 and 1994 contained 53 weeks and 52 weeks, respectively.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition
- - -------------------

The Station recognizes revenue on the sale of advertising air time when the related advertising is broadcast.

Cash and Cash Equivalents
- - -------------------------

For purposes of these financial statements, all cash and cash equivalents consist of cash and money market accounts. The cost of these cash and cash equivalents approximates their market value.

Short-Term Investments
- - ----------------------

Short-term investments represent short-term maturity money market funds that can be readily purchased or sold using established markets. These investments are stated at cost plus accrued income which approximates market value.

Program Contract Rights
- - -----------------------

The Station has entered into agreements with program distributors granting it the right to broadcast programs over contract periods which generally run from one to seven years. The total cost of each contract is recorded as an asset and liability when the license period begins and the program is available for its first showing. Amortization of program contract costs is generally computed under either a four year accelerated method or based on usage, whichever yields the greater amortization for each program. Program contract rights are stated at the lower of unamortized cost or net realizable value as estimated periodically by management. Contract payments are generally made in installments over a term somewhat shorter than the contract period.

Program contract rights expected to be amortized in the succeeding year and program contract rights payable due within one year are classified as current assets and current liabilities, respectively.

Property and Equipment
- - ----------------------

Property and equipment are stated at cost. The Company depreciates and amortizes property and equipment over the estimated useful lives of the assets, generally using accelerated methods.

Intangible Assets
- - -----------------

Intangible assets include value attributable to the license issued by the Federal Communications Commission (FCC) and goodwill representing the excess of the cost over the fair market value of the assets purchased and the liabilities assumed. These assets are amortized using the straight-line method over their estimated useful lives. The Company monitors the individual financial performance of the station and continually evaluates the realizability of goodwill and the existence of any impairment to its recoverability based on the projected future net income of the station.

Use of Estimates
- - ----------------

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses in the financial statements and in the disclosures of contingent assets and liabilities. While actual results could differ from those estimates, management believes that actual results will not be materially different from amounts provided in the accompanying consolidated financial statements.

Reclassifications
- - -----------------

Certain   reclassifications  have  been  made  to  the  prior  year's  financial statements to conform with the current year presentation.

3.   PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 1995 and 1994:

                                                                     1995        1994
                                                                ----------    ----------

       Broadcasting equipment                                  $ 2,604,500   $ 3,004,500
       Machinery and equipment                                      20,100        20,000
       Furniture and fixtures                                      110,000       111,000
                                                                ----------    ----------
                                                                 2,734,600     3,135,500

       Less:  Accumulated depreciation and amortization         (2,700,600)   (3,083,200)
                                                                ----------    ----------
       Property and equipment, net                             $    34,000   $    52,300
                                                                ==========    ==========

4.   INTANGIBLE ASSETS

Intangible assets consist of the following at December 31, 1995 and 1994:

                                                                  Amortization
                                                                     Period             1995          1994
                                                                  ------------       ----------    ----------

             FCC license                                             25 years       $   225,000   $   225,000
             Goodwill                                                40 years           100,000       100,000
                                                                                     ----------     ---------
                                                                                        325,000       325,000

             Less:  Accumulated amortization                                           (115,000)     (103,500)
                                                                                     ----------     ---------
             Intangible assets, net                                                 $   210,000   $   221,500
                                                                                     ==========     =========

5.   RELATED PARTY TRANSACTIONS

An entity in which the majority shareholder of Flint TV, Inc. has ownership interests owns the building in which the Station operates. Rent expense paid in 1995 and 1994 was $102,000 and $25,500, respectively.

Two other entities in which the majority shareholder of Flint TV, Inc. has ownership interests provide administrative services to the Station. Payments for these services totaled $455,600 and $212,600 for 1995 and 1994, respectively.

During 1994, another entity in which the majority shareholder of Flint TV, Inc. had ownership interests provided programming services to the Station in the amount of $1,151,500, which is included in programming and production expenses in the accompanying statement of operations. This entity was sold by the majority shareholder in 1994 and, accordingly, no services were performed by this entity during 1995.

In addition, an entity partially owned by an affiliate of Flint TV, Inc. provides local radio advertising and administrative management services to the Station. Advertising expenses paid to this entity in 1995 and 1994 were $246,000 and $226,800, respectively. Administrative management expenses paid to this entity in 1995 and 1994 were $106,000 and $161,800, respectively.

6.   COMMITMENTS AND CONTINGENCIES

Program Contracts Payable

Future payments acquired under program contracts payable as of December 31, 1995, are as follows:

             1996                                                 $     848,000
             1997                                                       709,800
             1998                                                       305,200
             1999                                                        39,600
             2000                                                            -
             2001 and thereafter                                             -
                                                                     ----------
                                                                      1,902,600

             Less - Current portion                                    (848,000)
                                                                     ----------
             Long-term portion of program contracts payable       $   1,054,600
                                                                     ==========

In addition, the Station has entered into noncancelable commitments for future program rights aggregating $204,200 and $1,109,000 as of December 31, 1995 and 1994, respectively.

7.   INCOME TAXES

Flint TV, Inc. operates as an S corporation for income tax purposes and as a result, is generally not subject to Federal income taxes. Such income taxes are the obligation of the stockholders of Flint TV, Inc. In accordance with Company policy, Flint TV, Inc. does not record deferred income taxes.

A pro forma income tax provision, along with the related pro forma effect on net income, is presented in the accompanying statement of operations. These pro forma income taxes are the product of multiplying the estimated blended Federal and State effective rate of 39% by net income as reported in the statement of operations.

8.   SALE OF THE STATION

In May 1995, the Company entered into an option agreement with Sinclair Broadcast Group, Inc. (SBG) to acquire all of the license and non-license assets of the Company. The option purchase price was $1.0 million. In July 1995, SBG paid $1.0 million to exercise its option upon FCC consent. In February 1996, SBG consummated the acquisition for a purchase price of $35.4 million, at which time the balance of $34.4 million was paid.